As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zai Lab Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1144595
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

4560 Jinke Road Bldg. 1, 4F, Pudong, Shanghai, China	201210
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full title of the plan)

F. Ty Edmondson

314 Main Street, 4th Floor

Cambridge, MA 02142

Telephone: +1 (786) 250-1886

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Thomas J. Danielski

Ropes & Gray

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Telephone: (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 38,563,500 shares under the Registrant’s 2017 Equity Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-221616) filed with the Securities and Exchange Commission on November 16, 2017, its Registration Statement on Form S-8 (File No. 333-239223) filed with the Securities and Exchange Commission on June 17, 2020 and its Registration Statement on Form S-8 (file No. 333-258630) filed with the Securities and Exchange Commission on August 9, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this registration statement.

EXHIBIT INDEX

Exhibit	Description

4.1*	Registrant’s Specimen Certificate for Ordinary Shares

4.2	Form of American Depositary Receipt (incorporated by reference to Form 424B3 (File No. 333-220256) filed with the SEC on March 30, 2022)

4.3	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to our Registration Statement on Form F-1 (File No. 333-219980) filed with the SEC on September 1, 2017)

5.1*	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered.

10.1+	Zai Lab Limited 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to our Registration Statement on Form F-1 (File No. 333-219980) filed with the SEC on September 1, 2017)

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered accounting firm, regarding the consolidated financial statements of Zai Lab Limited.

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature page of this registration statement under the caption “Power of Attorney”).

107*	Filing Fee Table.

+	Indicates management contract or compensatory plan, contract or arrangement.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, on May 9, 2022.

ZAI LAB LIMITED

By:	/s/ Samantha (Ying) Du
Name: Samantha (Ying) Du
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samantha (Ying) Du, Billy Cho and F. Ty Edmondson, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samantha (Ying) Du Samantha (Ying) Du	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	May 9, 2022

/s/ Billy Cho Billy Cho	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2022

/s/ Kai-Xian Chen Kai-Xian Chen	Director	May 9, 2022

/s/ John Diekman John Diekman	Director	May 9, 2022

/s/ Nisa Leung Nisa Leung	Director	May 9, 2022

/s/ William Lis William Lis	Director	May 9, 2022

/s/ Peter Wirth Peter Wirth	Director	May 9, 2022

/s/ Leon O. Moulder, Jr. Leon O. Moulder, Jr.	Director	May 9, 2022

/s/ Scott Morrison	Director	May 9, 2022
Scott Morrison

/s/ Richard Gaynor	Director	May 9, 2022
Richard Gaynor